UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

7F, No. 267 Qu Yang Road Hongkou District Shanghai, China (Address of principal executive offices)		200081 (Zip Code)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reports

On May 27, 2010, after substantial investigation and internal audit work by the Company, the board determined that the financial results for the fiscal year ended December 31, 2008 presented in the Annual Report on Form 10-K filed for the fiscal year ended December 31, 2008 should not be relied upon because of errors in the financial statements.

The principal corrections to the financial statements for the fiscal year ended December 31, 2008, are set froth below. The financial information below is unaudited and reflect management’s current assessment of the errors. Until the financial statements of the affected period of the fiscal year ended December 31, 2008, have been completed and, where applicable, audited and re-filed there can be no assurance that the financial information below will not be revised; therefore it should be considered preliminary and subject to change.:

1)	We underestimated the value of certain purchase contracts and therefore understated the cost of goods sold and accounts payable for approximately $96,000.

2)
The retainage value of contracts is not to be recognized as revenue until the payment has been collected, and therefore certain amounts should be recorded as deferred revenue.  Upon review of existing EPC sales contracts, we concluded that we incorrectly recorded retainage of design and installation in the amount of  approximately $122,000 as revenues in 2008, which should be reversed and recorded as deferred revenues.

3)	We incorrectly recorded as general and administrative expenses approximately $202,000 which should have been recorded as cost of goods sold. This amount, accordingly, will be reclassified.

4)	We incorrectly reversed sales tax paid in the amount of approximately $97,000 against tax payables. This amount will be reclassified.

5)
The valuation of the options, preferred stock and warrants issued by the Company during 2008 was redone, and as a result certain changes were made to the allocation of the purchase price between the two different securities and the valuation matrix.  Although the methods used in the valuation did not result in a significant difference, the allocation of the purchase price paid between the two securities did result in a substantial change to the financial statements.  The value of the options and warrants have been restated $101,000 accordingly.

As a result of the changes noted above, for the year ended December 31, 2008 (i) the gross profit will decrease by about 10% from approximately $5,071,000 to $4,556,000, (ii) the pretax income will decrease by about 13% from approximately $1,676,000 to $1,463,000, and (iii) the net income will decrease by about 12% from approximately $1,111,000 to $974,000.

All the above matters have been extensively discussed with the prior and current independent registered public accounting firms for the Company.

The Company intends to file the revised Form 10-K for the fiscal year ended December 31, 2008 during the next 30 to 45 days.  The delayed Form 10-K for the fiscal year ended December 31, 2009 will be filed as soon as possible.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: June 2, 2010	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer